AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1997
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                        FIREARMS TRAINING SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                       57-0777018
(STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


                            7340 MCGINNIS FERRY ROAD
                             SUWANEE, GEORGIA 30174
                                 (770) 813-0180
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          ---------------------------

               FIREARMS TRAINING SYSTEMS, INC. STOCK OPTION PLAN
               -------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               DAVID A. APSELOFF
                        FIREARMS TRAINING SYSTEMS, INC.
                            7340 MCGINNIS FERRY ROAD
                             SUWANEE, GEORGIA 30174
                                 (770) 813-0180
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------
                                WITH A COPY TO:
                                JAMES G. ARCHER
                                SIDLEY & AUSTIN
                                875 THIRD AVENUE
                           NEW YORK, NEW YORK  10022

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE
=======================================================================================================
 TITLE OF EACH CLASS                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
 OF SECURITIES TO BE    AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
     REGISTERED         REGISTERED(1)         SHARE(2)               PRICE(2)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Class A                 2,490,000          $14.00               $15,591,889           $4,724.82
Common Stock
($.000006 par value)
=======================================================================================================

(1) Issuable upon exercise of options granted pursuant to the Firearms Trainings Systems, Inc. Stock Option Plan (the "Plan").

(2) The proposed maximum per share and aggregate offering price, calculated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, is based on (a) the exercise price of options that have been granted under the Plan on September 17, 1996 multiplied by the number of shares of Class A Common Stock underlying such options ($3.253 for 1,742,834 shares), (b) the exercise price of options that have been awarded under the Plan to certain employees on the dates such employees commenced employment multiplied by the number of shares of Class A Common Stock underlying such options ($14.00 for 30,000 shares) and (c) the remaining number of shares of Class A Common Stock as to which options may be granted under the Plan (717,166) multiplied by $13.25 the average of the high and low per share price of the Class A
    Common Stock reported by the Nasdaq National Market on February 21, 1997.

                             _____________________

                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     ITEM 1.  Plan Information.*

     ITEM 2.  Registrant Information and Employee Plan Annual Information.*

               *The information required in Part I of Form S-8 is currently included in a Prospectus, dated February 25, 1997, which is to be distributed to participants in the Firearms Training Systems, Inc. Stock Option Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

               1. Prospectus dated November 26, 1996 as filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act.

               2. The description of the Class A Common Stock of the Company, $.000006 par value, set forth in Form 8-A for Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), effective as of November 25, 1996, including any amendment or report filed for the purpose of updating such description.

               3. Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

               In addition, all documents filed by the Company pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               The validity of the shares of Common Stock to be issued in connection with this Registration Statement will be passed upon for the Company by Sidley & Austin, New York, New York.

               The consolidated financial statements of the Company at March 31, 1995 and 1996, and for each of the three years in the three-year period ended March 31, 1996, appearing in the Company's Prospectus dated November 26, 1996 which forms a part of the Company's Registration Statement No. 333-13105 on Form S-1, have been incorporated herein in reliance upon the reports of Price Waterhouse LLP and Arthur Andersen LLP, independent certified public accountants included therein, and upon the authority of said firms as experts in accounting and auditing.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Delaware General Corporation Law ("DGCL"), provides that a corporation may limit the liability of each director to the corporation or its shareholders for monetary damages except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and
     (iv) for any transaction from which the director derives an improper personal benefit. The Company's Restated Certificate of Incorporation, filed as Exhibit 3.1 hereto, provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director except in the circumstances specified in the foregoing clauses (i), (ii), (iii) and (iv). The effect of these provisions is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for certain breaches of fiduciary duty as a director (including breaches resulting from grossly negligent conduct). This provision in the Restated Certificate of Incorporation does not exonerate the directors from liability under federal securities laws nor does it limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the DGCL, indemnify its officers and directors against liabilities, costs and expenses as provided by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

     ITEM 8.   EXHIBITS.

               The following exhibits are filed with this Registration
               Statement:

               Exhibit
               Number                Description

               4.1 Firearms Training Systems, Inc. Stock Option Plan (Incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1, No. 333-13105, filed by the Company with the Commission under the Securities Act)

               5 Opinion of Sidley & Austin regarding legality of the Class A Common Stock

               23.1  Consent of Sidley & Austin (Incorporated by reference to
                     Exhibit 5 hereof)

               23.2  Consent of Price Waterhouse LLP


               23.3  Consent of Arthur Andersen LLP

     ITEM 9.   UNDERTAKINGS.

               The Company hereby undertakes:

               (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                    respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on the 25th day of February, 1997.


                                      FIREARMS TRAINING SYSTEMS, INC.


                                      By: /s/ Peter A. Marino
                                          -------------------------------------
                                              Peter A. Marino
                                              President and Chief Executive
                                              Officer

                       POWER OF ATTORNEY AND SIGNATURES

               Each person whose signature appears below constitutes and appoints Peter A. Marino and David A. Apseloff, each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or any of their substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                  Title                     Date
       ---------                  -----                     ----

/s/ Peter A. Marino      Chief Executive Officer,        February 25, 1997
-----------------------  President and Director
Peter A. Marino          (Principal Executive Officer)

       Signature                     Title                     Date
       ---------                     -----                     ----

/s/ David A. Apseloff      Treasurer, Chief Financial      February 25, 1997
----------------------     Officer and Assistant
David A. Apseloff          Secretary (Principal
                           Financial and Accounting
                           Officer)

/s/ Lester Pollack         Chairman of the Board and       February 25, 1997
----------------------     Director
Lester Pollack


----------------------     Director                        February   , 1997
William J. Bratton

----------------------     Director                        February   , 1997
Craig I. Fields

/s/ Jonathan H. Kagan
----------------------     Director                        February 25, 1997
Jonathan H. Kagan

/s/ Scott Perekslis
----------------------     Director                        February 25, 1997
Scott Perekslis


----------------------     Director                        February   , 1997
Bruce G. Pollack

/s/ Paul J. Zepf
----------------------     Director                        February 25, 1997
Paul J. Zepf